Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No.1 to Registration Statement on Form S-3 of our report dated March 30, 2026 with respect to the consolidated financial statements of Firefly Neuroscience, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ Canada LLP

Toronto, ON, Canada

June 22, 2026